Exhibit 99.1

                          SiriCOMM to Open for Business

JOPLIN, Mo., Oct. 8 /PRNewswire-FirstCall/ -- SiriCOMM, Inc. (OTC Bulletin
Board: SIRC), a developer of applications services and wireless networking for the commercial transportation industry and government market, is pleased to announce that it has completed the first phase of its installation and, following successful final testing, will open the network to its target customer market.

Hank Hoffman, Chairman and president of SiriCOMM, said, "With approximately 250 SiriCOMM Wi-Fi Hot Spot sites now operational in 38 states, we can begin offering and providing service to target customers who seek high- speed wireless Internet access as well as access to SiriCOMM's suite of productivity software services. Opening our network for business will be a true milestone as SiriCOMM will move from the development stage of its business cycle to the market launch of services and the beginning of revenue generation."

SiriCOMM is continuing to install SiriCOMM Wi-Fi Hot Spot sites nationwide and expects to have completed an additional 145 sites by yearend 2004, which will give it a national footprint to better service its market. By yearend 2005, the Company plans to increase the density of its network grid to 750 to 1,000 sites.

SiriCOMM started with this vision in 2000 and has invested more than $5 million to date in creating the network infrastructure and software tools needed to address the concerns of its targeted markets. The Company will offer services to both the trucking industry and various governmental highway safety and law enforcement agencies. Its business model is subscription-based and potential customers -- trucking fleets, the government sector and individual drivers -- will be offered services for a monthly subscription fee. The Company's services include: (i) high speed Internet connectivity and e-mail, (ii) SiriCOMM's proprietary productivity applications, and (iii) other third party products and services that require network access for delivery to the user.

Mr. Hoffman commented further by saying, "In anticipation of this date, the Company has worked hard to build its own direct sales force and marketing efforts by establishing important alliances with key industry partners. The Company believes that these industry partners will help SiriCOMM expand its service reach to future target clients who are dependent on both the nation's transportation system and broadband access to business solutions."

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About SiriCOMM
--------------

SiriCOMM intends to provide nationwide broadband wireless software and network infrastructure solutions for the commercial transportation industry and government market. The Company has a vertically integrated technology platform incorporating both software applications and broadband network infrastructure and access. The vertical-specific, enterprise-grade software solutions are designed to help significantly increase profitability, reduce operating costs, improve productivity and operational efficiencies, enhance safety, and strengthen security for businesses of any size and, to the extent applicable, government. The Company's unique, commercial-grade private network solution is built for enterprises and integrates multiple technologies to enable an ultra high-speed, open-architecture wireless data network for its software applications and Internet access. The Company believes that its vertical-specific software, network technology, deep industry relationships, and low cost of operations can represent significant value to the commercial transportation industry and the government market.

Statements about the future performance of SiriCOMM, economic trends, and other forward-looking statements in this release are made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements involve risks and uncertainties, including without limitation, continued acceptance of SiriCOMM's products, increased levels of competition for the company, new products and technological changes, SiriCOMM's dependence on third-party suppliers, and other risks detailed from time to time in SiriCOMM's periodic reports filed with the Securities and Exchange Commission. SiriCOMM provides no assurance regarding the actual outcome of the events contemplated by any forward-looking statements included in this release.

SOURCE SiriCOMM, Inc.
/CONTACT: Jackie Seneker of SiriCOMM, Inc., +1-417-626-9971, info@siricomm.com/ /Web site: http://www.siricomm.com / (SIRC)